- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  Exhibit 99b

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 11-K

             [X]  Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1993

                                       or

             [_]  Transition Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

 For the transition                                     Commission file number
 period from __ to ___                                          1-8607

                      BellSouth Savings and Security Plan

                             BELLSOUTH CORPORATION
                        1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      REPORT OF INDEPENDENT ACCOUNTANTS



  Savings and Security Plan Committee of the
  BellSouth Savings and Security Plan:


  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Savings and Security Plan as of December 31, 1993 and 1992, the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, and the accompanying schedule of investments of the BellSouth Master Savings Trust as of December 31, 1993. These financial statements and financial statement schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



  /s/COOPERS & LYBRAND
  Atlanta, Georgia

  June 24, 1994

                     CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30772 and 33-38265) of our report dated June 24, 1994, on our audits of the financial statements of the BellSouth Savings and Security Plan as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and the accompanying financial statement schedule as of December 31, 1993, which report is included in this Annual Report on Form 11-K.


  /s/ COOPERS & LYBRAND
  Atlanta, Georgia

  June 24, 1994

                      BELLSOUTH SAVINGS AND SECURITY PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               December 31, 1993
                                (In Thousands)

                                           BellSouth             Indexed    Interest                 Employee Stock
                                             Stock        Bond    Stock      Income    Loan          Ownership Plan
                ASSETS                        Fund        Fund     Fund       Fund     Fund     Allocated     Unallocated   Total
                                           ---------   --------  --------  --------- -------    ---------    ------------  --------
Allocated share of trust net assets        $ 647,395   $  5,095  $ 28,947  $ 293,422 $ 3,941   $       -       $      -  $  978,800

Investment in BellSouth Savings and
  Security ESOP Trust

   BellSouth shares of common stock
   allocated to participants                       -          -         -          -       -     153,615              -     153,615

   BellSouth shares of common stock
   held for future allocation                      -          -         -          -       -           -        240,318     240,318

   Temporary cash investments                      -          -         -          -       -       6,000          7,817      13,817
                                           ---------   --------  --------  --------- -------    --------       --------  ----------

       Total Investments                     647,395      5,095    28,947    293,422   3,941     159,615        248,135   1,386,550

Allotments and contributions receivable          170         15        37        167       -       2,902              -       3,291

Fund, BellSouth Management Savings and
  Employee Stock Ownership Plan, BellSouth
  Enterprises Retirement Savings Plan
  and other transfers receivable - net           246          -       158          -     482           -              -         886
                                           ---------   --------  --------  --------- -------    --------       --------  ----------

             Total Assets                    647,811      5,110    29,142    293,589   4,423     162,517        248,135   1,390,727
                                           ---------   --------  --------  --------- -------    --------       --------  ----------


             LIABILITIES

Distributions payable                          3,867          7       120      2,199     175         281              -       6,649

Fund, BellSouth Management Savings and
  Employee Stock Ownership Plan, BellSouth
  Enterprises Retirement Savings Plan
  and other transfers payable - net                -          6         -        662       -          14              -         682

Notes payable                                      -          -         -          -       -           -        253,252     253,252
                                           ---------   --------  --------  --------- -------    --------       --------  ----------

             Total Liabilities                 3,867         13       120      2,861     175         295        253,252     260,583
                                           ---------   --------  --------  --------- -------    --------       --------  ----------

Net Assets Available for Plan Benefits     $ 643,944   $  5,097  $ 29,022  $ 290,728 $ 4,248    $162,222       $ (5,117) $1,130,144
                                           =========   ========  ========  ========= =======    ========       ========  ==========

   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               December 31, 1992
                                (In Thousands)

                                           BellSouth             Indexed    Interest                 Employee Stock
                                             Stock       Bond     Stock      Income    Loan          Ownership Plan
                ASSETS                        Fund       Fund      Fund       Fund     Fund     Allocated     Unallocated   Total
                                           ---------   --------  --------  --------- -------    ---------     -----------  --------
Allocated share of trust net assets        $ 547,124   $  2,051  $ 17,776  $ 254,888 $   888    $      -       $      -   $ 822,727

Investment in BellSouth Savings and
  Security ESOP Trust

   BellSouth shares of common stock
   allocated to participants                       -          -         -          -       -     103,530              -     103,530

   BellSouth shares of common stock
   held for future allocation                      -          -         -          -       -           -        233,626     233,626

   Temporary cash investments                      -          -         -          -       -         164          7,745       7,909
                                           ---------   --------  --------  --------- -------    --------       --------   ---------

       Total Investments                     547,124      2,051    17,776    254,888     888     103,694        241,371   1,167,792

Allotments and contributions receivable        2,400         62       321      2,472       -       2,839              -       8,094

Fund, BellSouth Management Savings and
  Employee Stock Ownership Plan, BellSouth
  Enterprises Retirement Savings Plan
  and other transfers receivable - net             -         83       380        575     257           -             -        1,295
                                           ---------   --------  --------  --------- -------    --------       --------   ---------

             Total Assets                    549,524      2,196    18,477    257,935   1,145     106,533        241,371   1,177,181
                                           ---------   --------  --------  --------- -------    --------       --------   ---------

             LIABILITIES

Distributions payable                          1,907          7        55      1,109       -          60              -       3,138

Fund, BellSouth Management Savings and
  Employee Stock Ownership Plan, BellSouth
  Enterprises Retirement Savings Plan
  and other transfers payable - net            1,078          -         -          -       -           3              -       1,081

Notes payable                                      -          -         -          -       -           -        267,607     267,607
                                           ---------   --------  --------  --------- -------    --------       --------   ---------

             Total Liabilities                 2,985          7        55      1,109       -          63        267,607     271,826
                                           ---------   --------  --------  --------- -------    --------       --------   ---------

Net Assets Available for Plan Benefits     $ 546,539   $  2,189  $ 18,422  $ 256,826 $ 1,145    $106,470       $(26,236)  $ 905,355
                                           =========   ========  ========  ========= =======    ========       ========   =========

   The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1993
                                (In Thousands)

                                             BellSouth            Indexed    Interest                Employee Stock
                                               Stock      Bond     Stock     Income    Loan          Ownership Plan
                                               Fund       Fund     Fund       Fund     Fund      Allocated   Unallocated   Total
                                             ---------  -------- --------  ---------  -------   ----------   -----------  ---------
Net Assets Available for
 Plan Benefits, December 31, 1992            $ 546,539  $  2,189 $ 18,422  $ 256,826  $ 1,145   $ 106,470    $  (26,236) $  905,355
                                             ---------  -------- --------  ---------  -------   ---------    ----------  ----------

Employee contributions                          32,620     1,245    5,998     33,218        -           -             -      73,081

Transfers of participants'
 balances - net                                 (6,932)    1,568    3,401       (989)   3,206           -             -         254

Employing company contributions                      -         -        -          -        -      17,112             -      17,112

Supplemental Contributions                           -         -        -          -        -           -        23,138      23,138

Allocation of Shares to Participants                 -         -        -          -        -      23,280       (23,280)          -

Transfer for loan repayment                          -         -        -          -        -      (3,086)        3,086           -
                                             ---------  -------- --------  ---------  -------   ---------    ----------  ----------

   Total Allotments, Contributions,
     Allocations and Transfers                  25,688     2,813    9,399     32,229    3,206      37,306         2,944     113,585

Allocated share of Trust
   investment activities                        99,292       317    2,258     18,807       96      19,992        42,282     183,044
                                             ---------  -------- --------  ---------  -------   ---------    ----------  ----------

      Total Additions                          124,980     3,130   11,657     51,036    3,302      57,298        45,226     296,629
                                             ---------  -------- --------  ---------  -------   ---------    ----------  ----------

   Less:  Distributions to
            Participants                        27,575       222    1,057     17,134      199       1,546             -      47,733

          Interest on note                           -         -        -          -        -           -        24,107      24,107
                                             ---------  -------- --------  ---------  -------   ---------    ----------  ----------
Net Assets Available for Plan
 Benefits, December 31, 1993                 $ 643,944  $  5,097 $ 29,022  $ 290,728  $ 4,248   $ 162,222    $   (5,117) $1,130,144
                                             =========  ======== ========  =========  =======   =========    ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1992
                                (In Thousands)

                                             BellSouth            Indexed    Interest               Employee Stock
                                               Stock        Bond   Stock     Income     Loan        Ownership Plan
                                               Fund         Fund   Fund       Fund      Fund     Allocated   Unallocated  Total
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------
Net Assets Available for
 Plan Benefits, December 31, 1991           $  534,213   $   925  $ 7,671  $ 227,300  $  -0-    $  65,775     $ (16,358) $819,526
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------

Employee contributions                          32,035       516    3,704     32,697     -           -             -       68,952

Transfers of participants'
 balances - net                                 (8,265)      710    6,554       (927)   1,145        -             -         (783)

Employing company contributions                   -         -         -         -        -         18,811          -       18,811

Supplemental Contributions                        -         -         -         -        -           -           22,668    22,668

Allocation of Shares to Participants              -         -         -         -        -         20,215       (20,215)     -

Transfer for loan repayment                       -         -         -         -        -         (2,080)        2,080      -
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------

   Total Allotments, Contributions,
     Allocations and Transfers                  23,770     1,226   10,258     31,770    1,145      36,946         4,533   109,648

Allocated share of Trust
   investment activities                        23,682       139    1,325     18,250     -          4,743        10,901    59,040
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------

      Total Additions                           47,452     1,365   11,583     50,020    1,145      41,689        15,434   168,688
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------

   Less:  Distributions to
            Participants                        35,126       101      832     20,494     -            994          -       57,547

          Interest on note                        -         -        -         -         -           -           25,312    25,312
                                            ----------   -------- -------  ---------  -------   ----------   ----------- --------

Net Assets Available for Plan
 Benefits, December 31, 1992                 $ 546,539   $ 2,189  $18,422  $ 256,826  $ 1,145   $ 106,470    $  (26,236) $905,355
                                            ==========   ======== =======  =========  =======   ==========   =========== ========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1991
                                (In Thousands)

                                             BellSouth                    Indexed     Interest       Employee Stock
                                               Stock        Bond           Stock       Income        Ownership Plan
                                               Fund         Fund           Fund         Fund      Allocated  Unallocated    Total
                                            ---------      -------       --------     ---------   ---------  ----------- ---------

Net Assets Available for
 Plan Benefits, December 31, 1990           $ 544,910      $   373       $  1,615     $ 202,238   $ 28,259     $  8,762  $ 786,157
                                            ---------      -------       --------     ---------   ---------  ----------- ---------
Employee contributions                         32,759          229            714        32,219       -            -        65,921

Transfer of participants'
  balances - net                               (2,471)         263          4,789        (2,716)      -            -          (135)

Employing company contributions                  -            -              -             -        16,845         -        16,845

Supplemental contributions                       -            -              -             -          -          22,643     22,643

Allocation of shares to Participants             -            -              -             -        20,380      (20,380)      -

Transfer for loan repayment                      -            -              -             -          (944)         944       -
                                            ---------      -------       --------     ---------   ---------  ----------- ---------

         Total Allotments, Contributions,
           Allocations and Transfers           30,288          492          5,503        29,503     36,281        3,207    105,274

Allocated share of Trust
  investment activities                        (2,124)         101            847        18,124      1,867       (1,941)    16,874
                                            ---------      -------       --------     ---------   ---------  ----------- ---------

         Total Additions                       28,164          593          6,350        47,627     38,148        1,266    122,148
                                            ---------      -------       --------     ---------   ---------  ----------- ---------

  Less: Distributions to
          Participants                         38,861           41            294        22,565        632         -        62,393

        Interest on note                         -            -              -             -          -          26,386     26,386
                                            ---------      -------       --------     ---------   --------     --------- ---------
  Net Assets Available for Plan
    Benefits, December 31, 1991             $ 534,213      $   925       $  7,671     $ 227,300   $ 65,775     $(16,358) $ 819,526
                                            =========      =======       ========     =========   =========  =========== =========

  The accompanying notes are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description -

    The BellSouth Savings and Security Plan (the "Plan") was established by BellSouth Corporation ("BellSouth") to provide a convenient way for non-salaried employees to save for their retirement on a long-term basis. The assets of the Plan are held in the BellSouth Master Savings Trust (the "Master Savings Trust") and are commingled with the assets of the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Enterprises Retirement Savings Plan for investment purposes.

    Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented ("SPD"), available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000. In addition, copies of the Plan, trust agreement and other related documents which include all details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 7B09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

    The following are changes that were adopted during 1993:

          Effective January 1, 1993, each participant's account is charged a flat fee of $2.25 monthly for plan administrative expenses which include recordkeeping, trustee, service center and other expenses. The fee is based on annual plan administrative expenses and will be split proportionately among a participant's investment options. The projected fee may change each year, depending on the shortfall or overage of administrative expenses during the previous year and projected expenses for the upcoming year.

          Effective January 1, 1993, the maximum basic weekly contributions for participants with a weekly rate of pay of $900 or more is $50, an increase from $45.

          Effective January 1, 1993, participants in the Plan may elect to contribute supplemental before-tax contributions on a bi-weekly basis in $5 increments.

          Effective April 1, 1993, company matching contributions will range from 49% to 86% as a result of a revision in the method of calculating the ESOP portion of the company match. The ESOP portion, originally 10% of the company matching contribution, is indexed and based on BellSouth stock prices and will range from 4% to 16%.

          A permanent loan feature has been added to provide participants with the ability to initiate a loan from their Plan account.

          Effective January 1, 1993, withdrawals and distributions eligible for rollover into an Individual Retirement Account ("IRA") or the qualified retirement plan of a new employer are eligible for direct transfer from the Plan to the qualified plan. All such withdrawals and distributions not transferred directly are subject to a 20% mandatory federal income tax withholding rate. These plan changes were made to conform with new IRS regulations effective January 1, 1993.

    The following are changes that will affect plan participants effective January 1, 1994 unless otherwise noted:

    Participants will be able to direct their investment to a newly established fund called the Balanced Fund ("BF"). The investment objective of the BF is to allocate assets between stocks, bonds and cash, and to alter the mix as necessary when market conditions change. The fund will be actively managed by First Quadrant Corporation. The equity portion will be invested in the Bankers Trust BT PYRAMID Equity Index fund, which is measured against the S&P 500 index. The bond portion will be invested in the Bankers Trust BT PYRAMID Broad Market Fixed Income fund, which is measured against the Shearson Aggregate Index. And, the cash will be invested in the Bankers Trust BT PYRAMID Directed short term investment fund (STIF).

    Effective July 15, 1994 participants will be able to transfer money already in their savings plan funds to any of five mutual funds, collectively referred to as the Mutual Fund Window (the "Window"). Participants will be able to transfer up to 100 percent of their existing investment in the Interest Income Fund and up to 80 percent of their existing investment in all other funds. Funds in the Window are valued and may be traded on a daily basis.

    The unit values of each Fund (BellSouth Stock Fund, Bond Fund, Indexed Stock Fund and Interest Income Fund) of the Plan will be reunitized or restated. Each fund will be given a "new start" beginning with a unit value of 1.000000. At the same time, the number of units credited to the participants' accounts will be increased, so that the number of units owned equals the dollar amount invested as of January 1, 1994.

    The annual administrative fees per participant will decrease from $27 to $22 in 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the amount saved from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system ("VRS"). Participants will not be charged for using a service representative to help with transactions that cannot be handled through VRS.

    Participants will be able to transfer balances between the Bond Fund and the Interest Income Fund. Previously, this type of transfer was restricted. Participants will not be able to transfer from and into the same fund at the same time.

    Participants who have retired or left the Company and have elected to leave money in the plan, will be able to make two (2) withdrawals per year. There is no charge for the first withdrawal. But to cover administrative costs, a $25 processing fee will be charged for the second withdrawal. In addition, these participants will be able to get the money that remains in their accounts in two new ways; annual installments for 10 years or a series of payouts for the rest of their lives.

    Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the Recordkeeper and Service Center Provider for the Plan.


2.  Accounting Policies -

    The values of investments in the Master Savings Trust are determined as follows:

          Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1993 and December 31, 1992, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

          Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1993 from published sources where available and, if not available, from other sources considered reliable; and

          Contracts with insurance companies are valued at principal plus reinvested interest.

    Purchases and sales of securities are reflected as of the trade date.

    Realized gains and losses on sales of investments are determined on the basis of average cost.

    Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

    With respect to the 1993, 1992 and 1991 Master Trust investment activity presented in Note 8, the net appreciation (depreciation) in the fair value of investments represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation on the investments.

3.  Units of the Plan -

    Participants in the Plan can invest their contributions among the following funds: the BellSouth Stock Fund, the Indexed Stock Fund, the Interest Income Fund, the Bond Fund; beginning January 1, 1994, the Balanced Fund; and beginning July 15, the five mutual funds available through the Window. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan, except that the interests in the mutual funds will be shown in dollars. The number and value of units as of December 31, 1993 and December 31, 1992 were as follows:

                                      December 31, 1993                           December 31, 1992
                                      -----------------                           -----------------
      Type of Investment      Number of Units     Value per Unit           Number of Units     Value per Unit
      ------------------      ---------------     --------------           ---------------     --------------
    BellSouth Stock             133,697,554          $4.8164                 134,297,736           $4.0696
    Bond Fund                     3,296,146           1.5462                   1,576,598            1.3884
    Indexed Stock Fund           18,562,444           1.5635                  12,991,524            1.4180
    Interest Income Fund         66,538,889           4.3693                  63,081,562            4.0713

The number and value of units by month for each fund during 1993 was as follows:

                   BellSouth Stock                   Bond                       Indexed Stock                Interest Income
                ----------------------           -------------                  -------------               -----------------
                Number        Value          Number         Value          Number         Value          Number         Value
     1993       of Units      Per Unit       of Units       Per Unit       of Units       Per Unit       of Units       Per Unit
     ----       --------      --------       --------       --------       --------       --------       --------       --------
     January   133,931,125    $4.1551       1,696,963       $1.4204       13,716,800      $1.4308       63,390,063      $4.0973
     February  133,484,144    $4.5562       1,977,109       $1.4540       14,405,402      $1.4506       63,942,209      $4.1202
     March     133,149,750    $4.5437       2,091,241       $1.4625       15,041,161      $1.4814       64,285,887      $4.1454
     April     133,151,820    $4.3069       2,136,181       $1.4739       15,386,706      $1.4471       64,508,022      $4.1699
     May       133,459,731    $4.2138       2,228,842       $1.4740       15,901,521      $1.4839       64,758,102      $4.1952
     June      133,391,861    $4.5061       2,374,711       $1.5012       16,239,834      $1.4890       64,933,570      $4.2199
     July      133,124,197    $4.7734       2,614,643       $1.5097       16,822,879      $1.4827       65,420,184      $4.2450
     August    132,964,649    $4.8563       2,796,064       $1.5332       17,195,634      $1.5386       65,671,584      $4.2700
     September 132,964,277    $4.9696       3,020,019       $1.5381       17,369,775      $1.5270       65,979,769      $4.2942
     October   133,214,436    $5.2100       3,168,609       $1.5446       17,848,150      $1.5586       66,289,184      $4.3193
     November  133,620,685    $4.7442       3,219,533       $1.5403       18,163,558      $1.5450       66,334,850      $4.3438
     December  133,697,554    $4.8164       3,296,146       $1.5462       18,562,444      $1.5635       66,538,889      $4.3693

    At December 31, 1993, the number of participants currently contributing to the Plan by investment direction described in Section 7 of the Plan was as follows:

                                                                                                   No.
                                   Fund Description                                                Participants
                                   ----------------                                                ------------
          Entirely in BellSouth Stock.............................................................  15,067
          Entirely in Bond Fund...................................................................     185
          Entirely in Indexed Stock Fund..........................................................   1,591
          Entirely in Interest Income Fund........................................................  17,087
          Equally in BellSouth Stock and Bond Fund................................................     312
          Equally in BellSouth Stock and Indexed Stock Fund.......................................   1,088
          Equally in BellSouth Stock and Interest Income Fund.....................................   8,719
          Equally in Bond Fund and Indexed Stock Fund.............................................     286
          Equally in Bond Fund and Interest Income Fund...........................................     125
          Equally in Indexed Stock Fund and Interest Income Fund..................................     634
          Equally in BellSouth Stock, Bond Fund and Indexed Stock Fund............................     189
          Equally in BellSouth Stock, Bond Fund and Interest Income Fund..........................      62
          Equally in BellSouth Stock, Indexed Stock Fund and Interest Income Fund.................     278
          Equally in Bond Fund, Indexed Stock Fund and Interest Income Fund.......................     159
          Equally in BellSouth Stock, Bond Fund, Indexed Stock Fund and Interest Income Fund......     349
                                                                                                    ------
                                          Total Participants                                        46,131
                                                                                                    ======

    Of the participants eligible to participate in the Plan, 85 have elected to participate in a Union-sponsored trust.

    Since all employing company contributions are made to the ESOP, all employees actively participating in the Plan are participants in the ESOP.

4.  Tax Status -

    The Internal Revenue Service has determined and informed the Company by letter dated February 26, 1988, that the Plan and related trust meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), and is exempt from Federal Income Taxes under Section 501(a) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

    For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5.  Contributions -

    Employee contributions to the Plan are accrued on the basis of authorized basic and supplemental contributions. The maximum basic contribution rate was $50 a week during 1993. No more than 12% may be contributed on a before tax basis.

    From January 1993 through March 1993 employing company matching contributions were accrued based on an amount equal to 60% of the authorized basic contribution of each participating employee. Then, from April 1993 through December 1993 this matching contribution was 59%. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31.

    Effective January 1, 1992, contributions previously made to the Plan by certain nonmanagement employees of BellSouth Enterprises, Inc. (other than nonmanagement employees of BellSouth Advertising and Publishing Co.) are invested in the BellSouth Enterprises Retirement Savings Plan. Employing Company Contributions made to the ESOP for these participants prior to January 1, 1992 were not transferred, but were held in the Plan, since the BellSouth Enterprises Retirement Savings Plan does not include an ESOP feature.

6.  Termination Priorities -

    BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

7.  Plan Expenses (Dollars In Thousands) -

    Investment manager and insurance company management fees are paid by the Master Savings Trust. Investment manager and insurance company management fees included in allocated share of Trust investment activities in the 1993 SSP statement of changes in net assets were $9.8, $7.8 and $138.4 for the Bond Fund, Indexed Stock Fund and Interest Income Fund, respectively.

    Prior to January 1, 1993 expenses that related primarily to the costs of administering the Plan were paid by the participating companies. Beginning January 1, 1993, administrative expenses of the Plan are charged to Plan participants.

8.   Interest in BellSouth Master Savings Trust (Dollars In Thousands) -

     As of January 1, 1990, the assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Enterprises Retirement Savings Plan. The assets of the BellSouth Employee Stock Ownership Plan ("PAYSOP") are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

     The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1993 and 1992 was 31.9427% and 32.7266%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1993 and 1992 was as follows:

                                                     1993               1992
                                                     ----               ----
     BellSouth Stock Fund.......................   45.01869%          43.17213%
     Indexed Stock Fund.........................    6.86764%           5.86976%
     Bond Fund..................................    3.20848%           1.66719%
     Interest Income Fund.......................   29.14667%          29.66654%
     Loan Fund..................................   11.10671%           2.89939%

     The financial position of the Master Savings Trust at December 31, 1993 and 1992 was as follows:

                                                                                    1993               1992
                                                                                    ----               ----
                             Assets:  Investments at value:

                                   BellSouth Stock Fund:
                                        BellSouth common shares................ $1,417,269        $ 1,262,233
                                        Temporary cash investments.............     20,006                836
                                   Bond Fund:
                                        Securities.............................    155,211            122,130
                                        Temporary cash investments.............        797             (1,383)
                                   Indexed Stock Fund:
                                        Equity Index Fund .....................    419,305            302,462
                                        Temporary cash investments.............      2,379                411
                                   Interest Income Fund:
                                        Contracts .............................    982,482            858,123
                                        Temporary cash investments.............     27,934              1,165
                                   Loan Fund:
                                        Loans to participants..................     36,066             31,119
                                        Temporary cash investments.............         13                 43
                               Distributable shares............................      1,234              4,238
                               Dividends and interest income receivable........      2,930              2,320
                                                                                 ---------          ---------
                                                                                 3,065,626          2,583,697
                               Liabilities:

                                   Payable for investments purchased...........        724                299
                                                                                 ---------          ---------

                             Allocated share of trust net assets
                               (excluding ESOP Trusts).........................  3,064,902          2,583,398

                             Investment in ESOP Trusts:

                                BellSouth shares of common stock
                                allocated to participants......................    352,067            237,116

                                Distributable shares...........................         86                 97

                                BellSouth common shares held for
                                future allocation..............................    708,842            684,943
                                Temporary cash investments.....................     28,823             22,732
                                                                                 ---------          ---------

                             Total Investments.................................  4,154,720          3,528,286

                             Liabilities:

                               Notes payable...................................    734,598            769,857
                                                                                 ---------          ---------

                                        Net Investments........................ $3,420,122        $ 2,758,429
                                                                                ==========        ===========

                             Investments at cost:.............................. $3,492,070        $ 3,156,479
                                                                                ==========        ===========

         * Distributions payable in shares at year-end are reclassed from BellSouth common shares and ESOP - BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

         . See Schedule I, BellSouth Master Savings Trust Schedule of Assets
           Held for Investment Purposes.

     Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

     Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Since these contracts are unsecured general obligations of such companies, their security is subject to the ability of the insurance companies to repay their debts generally as they come due.

     In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

     Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1993, BellSouth made cash contributions to the ESOP Trusts in the amount of $60,910 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $23,958 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

     A description of each debt issue is as follows:

     BellSouth Management Savings and Employee Stock Ownership Trust:

                       Title                               Amount           Interest Rate              Due Date
                       -----                               ------           -------------              --------

     Amortizing Medium-Term Notes, Series A               $275,000             9.125%                July 1, 2003
     Amortizing Medium-Term Notes, Series A               $275,000             9.19%                 July 1, 2003
                                                          --------

                         Total                            $550,000

     BellSouth Savings and Security ESOP Trust:

                       Title                               Amount           Interest Rate              Due Date
                       -----                               ------           -------------              --------

     Amortizing Medium-Term Notes, Series A               $300,000             9.125%                July 1, 2003

     Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1993 are as follows:

                          1994      1995      1996      1997      1998      Thereafter      Total
                          ----      ----      ----      ----      ----      ----------      -----
     Maturities          $40,699   $46,589   $52,977    $59,898   $67,418    $467,018      $734,599
                         =======   =======   =======    =======   =======    ========      ========

     Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1993.

     The Master Savings Trust investment activities for the fiscal year ended December 31, 1993, 1992 and 1991 were as follows:

                                                                      1993             1992            1991
                                                                      ----             ----            ----
     Investment Activities:
          Dividends on BellSouth Corporation common shares....... $ 118,094        $ 116,747        $ 114,302
          Other dividends........................................         0                5                0
          Interest Income Fund income............................    65,950           60,515           59,734
          Other interest.........................................    11,917            8,987            7,510
          Net change in unrealized appreciation..................   292,122          (20,744)         (76,057)
          Net realized gain/(loss) on investments................    31,658           33,416           13,490
          Investment Manager Fees................................      (973)          (1,144)            (823)
                                                                  ---------        ---------        ---------
     Net investment activities................................... $ 518,768        $ 197,782        $ 118,156
                                                                  =========        =========        =========

                                                             SCHEDULE I
                                                             SHEET 1 OF 7



                       BELLSOUTH MASTER SAVINGS TRUST
         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------     -------

                             BELLSOUTH STOCK FUND

Shares of BellSouth common stock* - 98.6%  24,456,950  $  951,414  $1,418,503
                                                       ----------  ----------

Temporary Cash Investments - 1.4%          12,149,186      19,945      20,006
                                                       ----------  ----------

  Total BellSouth Stock Fund - 100.0%                  $  971,359  $1,438,509
                                                       ----------  ----------

                                   BOND FUND

 U. S. Government Treasury Notes - 63.5%:
  U. S. Treasury Notes, 7.750%, 03/31/96    $   7,000  $    7,677  $    7,501
  U. S. Treasury Notes, 7.675%, 05/31/96    $  13,500  $   14,748  $   14,498
  U. S. Treasury Notes, 6.875%, 04/30/97    $  10,000  $   10,810  $   10,658
  U. S. Treasury Notes, 5.875%, 05/15/95    $     500  $      513  $      512
  U. S. Treasury Notes, 4.625%, 08/15/95    $   5,000  $    5,076  $    5,041
  U. S. Treasury Notes, 5.125%, 11/15/95    $   5,000  $    5,087  $    5,084
  U. S. Treasury Notes, 4.125%, 06/30/95    $   1,500  $    1,505  $    1,502
  U. S. Treasury Notes, 4.250%, 07/31/95    $   8,500  $    8,519  $    8,523
  U. S. Treasury Notes, 8.125%, 02/15/98    $   7,500  $    8,568  $    8,361
  U. S. Treasury Notes, 8.875%, 07/15/95    $   6,600  $    7,242  $    7,068
  U. S. Treasury Notes, 9.250%, 01/15/96    $   8,000  $    9,037  $    8,767
  U. S. Treasury Notes, 8.000%, 10/15/96    $   7,000  $    7,768  $    7,628
  U. S. Treasury Notes, 8.000%, 01/15/97    $   8,800  $    9,771  $    9,635
  U. S. Treasury Notes, 8.500%, 11/15/95    $   4,000  $    4,436  $    4,305
                                                       ----------  ----------
                                                       $  100,757  $   99,083
                                                       ----------  ----------

U. S. Government Treasury Bonds - 4.3%:
  U. S. Treasury Bonds, 7.250%, 05/15/16    $   5,250  $    4,706  $    5,677
  U. S. Treasury Bonds, 7.125%, 02/15/23    $   1,000  $    1,071  $    1,082
                                                       ----------  ----------
                                                       $    5,777  $    6,759
                                                       ----------  ----------

The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 2 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------
                             BOND FUND (continued)

Domestic Corporate Obligations (continued):
  Cleveland Elec. Illum. Co.
  9.100%, 07/22/96                          $     400  $      430  $      428
  Cleveland Elec. Illum. Co.
  9.450%, 12/01/97                          $   1,000  $    1,091  $    1,095
  Cleveland Elec. Illum. Co.
  8.700%, 06/03/96                          $   4,600  $    4,798  $    4,865
  Commonwealth Edison Co.
  9.010%, 08/01/96                          $   1,000  $    1,056  $    1,091
  Commonwealth Edison Co.
  8.920%, 08/15/96                          $   1,000  $    1,005  $    1,089
  Eastern Edison Co.
  9.250%, 12/01/95                          $   2,000  $    2,218  $    2,159
  Houston Inds Inc.
  7.250%, 12/01/96                          $   1,500  $    1,500  $    1,581
  Illinois Pwr. Co.
  9.250%, 12/16/96                          $   2,000  $    2,085  $    2,218
  Pacificorp Secd.
  8.690%, 07/16/96                          $   2,000  $    2,000  $    2,182
  Pennsylvania Elec. Co. Secd
  7.450%, 10/28/96                          $   1,000  $    1,000  $    1,065
  Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96                          $   1,000  $    1,037  $    1,075
  Amax Inc.
  9.875%, 06/13/01                          $   2,550  $    2,670  $    2,946
  Commonwealth Edison Co.
  9.050%, 08/01/96                          $   1,000  $    1,080  $    1,088
  Hanna M A Co.
  9.000%, 09/15/98                          $   1,000  $    1,000  $    1,093
  International Business Machs Corp.
  9.000%, 05/01/98                          $   1,500  $    1,608  $    1,580
  Long Island Ltg. Co.
  8.750%, 05/01/96                          $   2,250  $    2,304  $    2,418

The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 3 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------

                             BOND FUND (continued)

  McDermott Inc.
  10.250%, 06/01/95                         $  3,000   $    3,241  $    3,190
  USX-Marathon Group, Inc.
  8.875%, 09/15/97                          $  1,000   $      998  $    1,067
  USX Corp.
  6.375%, 07/15/98                          $  2,500   $    2,426  $    2,440
  Caterpillar Finl. Svcs. Corp.
  7.140%, 03/13/95                          $  1,000   $    1,023  $    1,034
  Caterpillar Finl. Svcs. Corp.
  7.140%, 04/10/95                          $  2,100   $    2,126  $    2,169
  Chrysler Finl. Corp.
  6.000%, 04/15/96                          $  2,000   $    2,058  $    2,022
  Ford Motor Cr. Co.
  8.625%, 04/15/96                          $  2,500   $    2,744  $    2,699
  General Mtr. Accep. Corp.
  7.250%, 02/15/96                          $  2,500   $    2,623  $    2,606
  General Mtr. Accep. Corp.
  6.300%, 02/02/96                          $    700   $      720  $      717
  General Mtr. Accep. Corp.
  8.750%, 08/01/95                          $  3,250   $    3,478  $    3,448
                                                       ----------  ----------
                                                       $   48,319  $   49,365
                                                       ----------  ----------


Pooled Corporate Obligations - 0.0%            2,462   $        4  $        4
                                                       ----------  ----------

Temporary Cash Investments - 0.5%            484,079   $      796  $      797
                                                       ----------  ----------

Total Bond Fund - 100.0%                               $  155,653  $  156,008
                                                       ----------  ----------



The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 4 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            --------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ---------

                              INDEXED STOCK FUND

Bankers Trust Pyramid Cash Plus
 Fund - 0.6%                                1,444,502  $   2,378   $   2,379
                                                       ----------  ---------

Bankers Trust Pyramid Equity
 Index Fund* - 99.4%                          424,119  $ 309,750   $ 419,305
                                                       ----------  ---------

Pooled Corporate Obligations - 0.0%               583  $       1   $       1
                                                       ----------  ---------

Domestic Corporate Obligations - 0.0%
 Shoneys, Inc.                                    900  $       1   $       1
                                                       ----------  ---------

Miscellaneous total  - 0.0%                        27  $       1   $       1
                                                       ----------  ---------

Total Indexed Stock Fund - 100.0%                      $ 312,131   $ 421,687
                                                       ----------  ---------


                             INTEREST INCOME FUND

Annuity Contracts with Insurance Companies - 97.2%: +
   Aetna Life Insurance Company
    (8.58% - 9.81%)                         $  84,254  $   84,254  $   84,254
   Connecticut General Life Insurance
    Company (8.26% - 8.85%)                 $  20,897  $   20,897  $   20,897
   Metropolitan Life Insurance Company
    (8.20% - 9.47%)                         $ 110,004  $  110,004  $  110,004
   The Mutual Benefit Life Insurance
    Company (12.75%)                        $   3,084  $    3,084  $    3,084
   Provident National Insurance Company
    (5.13% - 8.53%)                         $  27,446  $   27,446  $   27,446
   The Prudential Insurance
    Company of America (8.10% - 9.35%)      $ 113,391  $  113,391  $  113,391



The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 5 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------

                       INTEREST INCOME FUND (continued)

   Mutual New York Life Insurance
   Company (5.39% - 8.97%)                  $  87,985  $   87,985  $   87,985
   Massachusetts Mutual (9.14% - 9.70%)     $  79,736  $   79,736  $   79,736
   Hartford Life Insurance Company
    (6.70% - 8.71%)                         $  53,606  $   53,606  $   53,606
   Pacific Mutual Life Insurance
    Company (9.39%)                         $  27,450  $   27,450  $   27,450
   Commonwealth Life Insurance
    Company (7.67% - 9.37%)                 $  23,914  $   23,914  $   23,914
   Confederation Life (8.45% - 9.44%)       $  42,374  $   42,374  $   42,374
   Canada Life (7.79% - 9.58%)              $  15,403  $   15,403  $   15,403
   Vanguard Fixed Rate GIC Trust III        $     400  $      400  $      400
   Sun Life Assurance (5.79%)               $  10,308  $   10,308  $   10,308
   Peoples Security Life
    Insurance Company (5.03% - 8.21%)       $  30,944  $   30,944  $   30,944
   State Mutual Life (8.68%)                $  10,647  $   10,647  $   10,647
   IBM Credit Corp. (5.04% - 5.35%)         $  30,659  $   30,659  $   30,659
   Bank of Switzerland (5.00%)              $   9,914  $    9,914  $    9,914
   B T Basic (6.21%)                        $  97,829  $   97,829  $   97,829
   Provident Life & Accident                $  81,073  $   81,073  $   81,073
   Life of Virginia                         $   1,665  $    1,665  $    1,665
   Allstate Life Insurance Co. (5.740%)     $  10,268  $   10,268  $   10,268
   Group Annuity Contract #BDA (5.140%)     $   9,231  $    9,231  $    9,231
                                                       ----------  ----------
                                                       $  982,482  $  982,482
                                                       ----------  ----------
 Temporary Cash Investments - 2.8%          $  16,964  $   27,895  $   27,934
                                                       ----------  ----------

    Total Interest Income Fund - 100.0%                $1,010,377  $1,010,416
                                                       ----------  ----------






The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 6 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ----------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------   ----------  ----------

                                   LOAN FUND

Loans to Participants - 100.0%              $   36,066  $   36,066  $   36,066

Temporary Cash Investments - 0%             $       13  $       13  $       13
                                                        ----------  ----------


    Total Loan Fund - 100.0%                            $   36,079  $   36,079
                                                        ----------  ----------
                         EMPLOYEE STOCK OWNERSHIP PLAN

Shares of BellSouth Common Stock* - 97.4%   18,319,636  $  977,885  $1,060,995
                                                        ----------  ----------

Temporary Cash Investments - 2.6%           17,503,538  $   28,586  $   28,823
                                                        ----------  ----------

  Total Employee Stock
    Ownership Fund - 100.0%                             $1,006,471  $1,089,818
                                                        ----------  ----------

       TOTAL INVESTMENTS                                $3,492,070  $4,152,517
                                                        ==========  ==========













The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 7 OF 7


                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     NOTES


Percentages represent the percentage of the investments of each fund of the Master Savings Trust.


* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.

+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 7.72% for the year 1993. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.